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                                                                    Exhibit 11


KPMG Peat Marwick LLP



        1500 National City Center
        1900 East Ninth Street
        Cleveland,  OH 44114-3495





                       Consent of Independent Auditors
                       -------------------------------


To the Board of Trustees and Shareholders
Carnegie Tax Exempt Income Trust:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "FINANCIAL HIGHLIGHTS" in the Prospectus and "INDEPENDENT AUDITORS" in the Statement of Additional Information.



/S/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP



Cleveland, Ohio
November 27,1996

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                                                                      Exhibit 11



                              November 27, 1996



Carnegie Tax Exempt Income Trust
1100 The Halle Building
1228 Euclid Avenue
Cleveland, Ohio 44115-1831

   Re:   Registration Statement under the Securities Act of 1933
         (Registration No. 33-2299)

Ladies and Gentlemen:

  We hereby consent to the use of our name under the heading "Taxes" in the Prospectus and in the Statement of Additional Information contained in the captioned Registration Statement for the Carnegie Tax Exempt Income Trust.


                                         Respectfully yours,


                                         SQUIRE SANDERS & DEMPSEY LLP